Exhibit 99.1
TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter Ended September 30, 2023
October 31, 2023
NEW YORK--(BUSINESS WIRE)--TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter ended September 30, 2023.
Regarding third quarter results, Doug Bouquard, Chief Executive Officer of TRTX, said: “We believe that this quarter’s activity further positions TRTX to deliver long-term value to its shareholders. We believe our strong liquidity position, stable capital structure and the depth and breadth of the TPG real estate platform will enable TRTX to benefit from an attractive future investment environment.”
THIRD QUARTER 2023 ACTIVITY
•Recognized GAAP net (loss) attributable to common stockholders of ($64.6) million, or ($0.83) per common share, based on a diluted weighted average share count of 77.7 million common shares. Book value per common share was $12.04 as of September 30, 2023.
•Declared on September 11, 2023 a cash dividend of $0.24 per share of common stock which was paid on October 25, 2023 to common stockholders of record as of September 28, 2023. The Company paid on September 29, 2023 to stockholders of record as of September 19, 2023 a quarterly dividend on its 6.25% Series C Cumulative Redeemable Preferred Stock of $0.3906 per share.
•Originated one first mortgage loan with a total loan commitment of $43.6 million, an initial unpaid principal balance of $37.2 million, an interest rate of Term SOFR plus 4.55%, an interest rate floor of 3.25% and an as-is loan-to-value ratio of 63.3%. Additionally, funded $21.4 million of future funding obligations associated with previously originated and acquired loans.
•Received loan repayments of $297.0 million, including two full loan repayments totaling $261.3 million, across the following property types: 51.7% hotel; 45.8% multifamily; and 2.5% office.
•Sold an office loan for $79.0 million with an unpaid principal balance of $152.4 million, resulting in a loss on sale of $74.4 million, including transaction costs of $0.9 million.
•Sold a mixed-use loan for $95.0 million with an unpaid principal balance of $129.2 million, resulting in a loss on sale of $35.0 million, including transaction costs of $0.8 million.
•Acquired through foreclosure a multifamily property with a carrying value at September 30, 2023 of $71.3 million and a fair value at foreclosure of $71.1 million.
•Weighted average risk rating of the Company’s loan portfolio was 3.2 as of September 30, 2023, unchanged from June 30, 2023.
•Carried at quarter-end an allowance for credit losses of $236.6 million, a decrease of $41.7 million from $278.3 million as of June 30, 2023. Of the $236.6 million allowance for credit losses, $175.3 million is a specific reserve relating to five loans. The quarter-end allowance equals 560 basis points of total loan commitments as of September 30, 2023 compared to 572 basis points as of June 30, 2023.
•Held four non-accrual loans with a total amortized cost of $318.1 million compared to five loans at June 30, 2023 with a total amortized cost of $546.7 million.
•Ended the quarter with $570.6 million of total liquidity, comprised of: $286.7 million of cash-on-hand available for investment, net of $15.6 million held to satisfy liquidity covenants under the Company’s secured financing agreements; undrawn capacity under secured financing arrangements of $30.5 million; undrawn capacity under asset-specific financing arrangements and secured revolving credit facility of $0.3 million; and $237.5 million of reinvestment capacity in one of the Company’s three CRE CLOs.
•Non-mark-to-market debt represented 68.9% of total borrowings at September 30, 2023.

SUBSEQUENT EVENTS
•Sold an office loan with an unpaid principal balance of $86.7 million, which carried a “5” risk rating as of September 30, 2023.
The Company issued a supplemental presentation detailing its third quarter 2023 operating results, which can be viewed at http://investors.tpgrefinance.com/.
CONFERENCE CALL AND WEBCAST INFORMATION
The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 9:00 a.m. ET on Wednesday, November 1, 2023. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.
REPLAY INFORMATION
A replay of the conference call will be available after 12:00 p.m. ET on Wednesday, November 1, 2023 through 11:59 p.m. ET on Wednesday, November 15, 2023. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13738940. The replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX
TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset management firm TPG Inc. (NASDAQ: TPG). For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS
This earnings release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, stress to the commercial banking systems of the U.S. and Western Europe, labor shortages, currency fluctuations and challenges in global supply chains; the Company's ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements, among others, relating to the Company’s ability to deliver long-term value to its shareholders, the Company’s liquidity position and capital structure, and the ability of the Company to benefit from an attractive future investment environment, are forward-looking statements, and the Company cannot assure you that it will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors.
INVESTOR RELATIONS CONTACT
+1 (212) 405-8500
IR@tpgrefinance.com
MEDIA CONTACT
TPG RE Finance Trust, Inc.
Courtney Power
+1 (415) 743-1550
media@tpg.com
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